Exhibit 99.1

McKESSON REPORTS FISCAL 2021 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter and Full-Year Highlights:
•Fourth-quarter total revenues of $59.1 billion increased 1%
•Full-year total revenues of $238.2 billion increased 3%
•Fourth-quarter earnings per diluted share from continuing operations of $4.15 decreased $1.67
•Full-year loss per diluted share from continuing operations of ($28.26) decreased $33.25
•Fourth-quarter Adjusted Earnings per diluted share of $5.05 increased 18%
•Full-year Adjusted Earnings per diluted share of $17.21 increased 15%
•Full-year Free Cash Flow of $3.9 billion

Fiscal 2022 Outlook:
•Adjusted Earnings per diluted share guidance range of $18.85 to $19.45, representing 9.5% to 13% growth
•Guidance assumes $0.50 to $0.70 of Adjusted Earnings per diluted share related to the U.S. government’s COVID-19 vaccine distribution and kitting programs

IRVING, Texas, May 6, 2021 - McKesson Corporation (NYSE:MCK) today reported results for the fourth quarter and fiscal year ended March 31, 2021.

Fiscal 2021 Fourth-Quarter and Year-to-Date Result Summary

	Fourth-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY21	FY20	Change	FY21	FY20	Change
Revenues	$59,142	$58,535	1%	$238,228	$231,051	3%
Income (loss) from Continuing Operations[1]	666	1,015	(34)	(4,538)	906	(601)
Adjusted Earnings[1,2]	810	745	9	2,788	2,716	3
Earnings (loss) per Diluted Share[1]	4.15	5.82	(29)	(28.26)	4.99	(666)
Adjusted Earnings per Diluted Share[1,2]	5.05	4.27	18	17.21	14.95	15
[1]Reflects continuing operations attributable to McKesson, net of tax
[2]Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

“Our notable performance in fiscal 2021 reflects the continued momentum in our businesses and is a testament to the leadership role McKesson plays in the healthcare supply chain. McKesson’s differentiated capabilities make us the partner of choice for our customers and government entities in their COVID-19 response efforts. I am proud of our employees and what we have accomplished together,” said Brian Tyler, chief executive officer. “Despite the dynamic macro environment, the business demonstrated strong execution as we grew Adjusted Earnings per diluted share by 15%. These results allowed us to generate $3.9 billion of Free Cash Flow.”

“As we enter fiscal 2022, our top priorities remain the safety of our employees, the success of our customers, and fulfilling our leadership responsibility as the centralized distributor of COVID-19 vaccines and ancillary supplies in the U.S.,” Mr. Tyler continued. “We have positioned the business for long-term growth through strategic investments in the areas of oncology and biopharma services and successful transformation of our operating model. Our accomplishments in fiscal 2021 are the foundation for the future and we remain confident in our ability to create long-term value for our shareholders.”

Fourth-quarter revenues were $59.1 billion, up 1% from a year ago, driven by market growth and higher volumes from retail national account customers in the U.S. Pharmaceutical segment, partially offset by the prior year acceleration in demand driven by the onset of the COVID-19 pandemic. Full-year revenues were $238.2 billion, up 3% from a year ago, driven by growth in the U.S. Pharmaceutical segment, largely due to market growth and higher specialty volumes, partially offset by branded to generic conversions.

Fourth-quarter earnings per diluted share from continuing operations was $4.15 compared to $5.82 a year ago, a decrease of 29%. Full-year loss per diluted share from continuing operations of ($28.26) included a pre-tax $8.1 billion expense accrual related to the estimated liability for opioid-related claims. This charge was taken in the company’s third-quarter and is not included in full-year Adjusted Earnings per diluted share.
Fourth-quarter Adjusted Earnings per diluted share was $5.05 compared to $4.27 a year ago, an increase of 18%, primarily driven by the contribution from COVID-19 vaccine distribution and kitting programs with the U.S. government and a lower share count, partially offset by a higher tax rate and the prior year contribution from the company's now separated investment in Change Healthcare LLC ("Change Healthcare"). Fourth-quarter Adjusted Earnings per diluted share included pre-tax net gains of approximately $44 million, or $0.21 per diluted share, associated with McKesson Ventures’ equity investments.

Full-year Adjusted Earnings per diluted share was $17.21 compared to $14.95 a year ago, an increase of 15%, primarily driven by a lower share count and the contribution from COVID-19 vaccine distribution and kitting programs with the U.S. government, partially offset by the prior year contribution from the company's now separated investment in Change Healthcare. Full-year Adjusted Earnings per diluted share included pre-tax net gains of approximately $133 million, or $0.60 per diluted share, associated with McKesson Ventures' equity investments.

For the full year, McKesson returned $1.0 billion of cash to shareholders, which included $770 million of common stock repurchases and $276 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $4.5 billion, and invested $641 million in capital expenditures, resulting in Free Cash Flow of $3.9 billion.

Business Highlights
•U.S. Pharmaceutical’s operational excellence and scaled distribution network was highlighted by the successful distribution of over 150 million COVID-19 vaccines through April 30, 2021.
•McKesson continued to invest in Ontada, the company’s differentiated oncology technology and insights business and also joined MYLUNG, a collaborative real-world research consortium designed to advance precision medicine for non-small cell lung cancer patients.
•Prescription Technology Solutions finished fiscal 2021 with positive momentum and Access for More Patients (AMP) contributed to profit growth in the fourth quarter.
•Medical-Surgical Solutions played a central role in the COVID-19 response efforts, assembling and distributing the ancillary supply kits needed for COVID-19 vaccinations and distributing COVID-19 tests to healthcare provider customers.

Segment Financials
U.S. Pharmaceutical Segment
Fourth-Quarter:
•Revenues were $47.0 billion, an increase of 3%, driven by market growth and higher volumes from retail national account customers, partially offset by the prior year acceleration in demand driven by the onset of the COVID-19 pandemic and branded to generic conversions.
•Segment Operating Profit was $892 million. Adjusted Segment Operating Profit was $813 million, an increase of 7% from a year ago, driven by the contribution from COVID-19 vaccine distribution, offset by the prior year acceleration in demand driven by the onset of the COVID-19 pandemic and higher operating costs to support oncology growth initiatives.
Full-Year:
•Revenues were $189.3 billion, an increase of 4%, driven by market growth and higher specialty volumes, partially offset by branded to generic conversions.
•Segment Operating Profit was $2.8 billion. Adjusted Segment Operating Profit was $2.7 billion, an increase of 3% from a year ago, driven by growth in distribution of specialty products to providers and the contribution from COVID-19 vaccine distribution, offset by the prior year acceleration in demand driven by the onset of the COVID-19 pandemic and higher operating costs to support oncology growth initiatives.

Prescription Technology Solutions Segment
Fourth-Quarter:
•Revenues were $789 million, an increase of 7%, driven by higher volumes of technology and service offerings to support biopharma customers.
•Segment Operating Profit was $125 million. Adjusted Segment Operating Profit was $146 million, an increase of 11%, driven by organic growth from access and adherence solutions including the contribution from AMP.

Full-Year:
•Revenues were $2.9 billion, an increase of 7%, driven by higher volumes of technology and service offerings to support biopharma customers.
•Segment Operating Profit was $395 million. Adjusted Segment Operating Profit was $467 million, flat to prior year. Organic growth from access and adherence solutions was offset by higher operating costs to support biopharma services growth initiatives.

Medical-Surgical Solutions Segment
Fourth-Quarter:
•Revenues were $2.7 billion, an increase of 23%, driven by demand for COVID-19 tests.
•Segment Operating Profit was $171 million. Adjusted Segment Operating Profit was $192 million, an increase of 13%, driven by demand for COVID-19 tests and the contribution from kitting and distribution of ancillary supplies for the U.S. government’s COVID-19 vaccine program, partially offset by inventory charges on certain personal protective equipment (PPE) incurred to support customers through the extraordinary demand related to the COVID-19 pandemic.
Full-Year:
•Revenues were $10.1 billion, an increase of 22%, driven by demand for COVID-19 tests and personal protective equipment in the Primary Care and Extended Care businesses.
•Segment Operating Profit was $707 million. Adjusted Segment Operating Profit was $805 million, an increase of 19%, driven by demand for COVID-19 tests and the contribution from kitting and distribution of ancillary supplies for the U.S. government’s COVID-19 vaccine program, partially offset by inventory charges on certain PPE and related products.

International Segment
Fourth-Quarter:
•Revenues were $8.6 billion. On an FX-adjusted basis, revenues were $7.9 billion, a decline of 18%, driven by the contribution of McKesson's German wholesale business to a joint venture with Walgreens Boots Alliance.
•Segment Operating Profit was $76 million. On an FX-adjusted basis, Adjusted Segment Operating Profit was $126 million, a decline of 8%.
Full-Year:
•Revenues were $36.0 billion. On an FX-adjusted basis, revenues were $34.9 billion, a decline of 9%, driven by the contribution of McKesson's German wholesale business to a joint venture with Walgreens Boots Alliance.
•Segment Operating Loss was ($37) million, primarily driven by a GAAP-only pre-tax long-lived asset impairment charge of $115 million. On an FX-adjusted basis, Adjusted Segment Operating Profit was $466 million, an increase of 1%.

Company Updates
•McKesson’s commitment to transform its operating model resulted in annual pre-tax cost savings in excess of $400 million, achieving the company’s three-year target of $400 million to $500 million by the end of Fiscal 2021.
•Susan Shiff joined McKesson as president of Ontada, the company's oncology technology and insights business within the U.S. Pharmaceutical segment.
•As part of the company’s strategy and actions towards better health for people and the planet, McKesson committed to set science-based targets to reduce the company’s greenhouse gas emissions.

Fiscal 2022 Outlook
McKesson expects full-year fiscal 2022 Adjusted Earnings per diluted share of $18.85 to $19.45, which reflects Adjusted Operating Profit growth in all segments coupled with disciplined, efficient capital deployment, including approximately $2 billion of share repurchases. Fiscal 2022 Adjusted Earnings per diluted share guidance assumes $0.40 to $0.50 related to U.S. government COVID-19 vaccine distribution and $0.10 to $0.20 related to the kitting and distribution of ancillary supplies.

The fiscal 2022 outlook is based on the following key assumptions and expectations and is subject to risks and uncertainties such as those described in the Cautionary Statements below:

Fiscal 2022 Outlook
Revenues	3% to 6% growth
Adjusted Operating Profit	3% to 6% growth
Adjusted Effective Tax Rate	18% to 19%
Adjusted Earnings per Diluted Share[1]	$18.85 to $19.45
Share repurchases	Approximately $2 billion
Free Cash Flow	$3.5 to $3.9 billion
[1]Reflects continuing operations attributable to McKesson, net of tax Note: Percentages represent year-over-year change versus fiscal 2021

Additional modeling considerations will be provided in the earnings call presentation.

Other remaining businesses
Other reflects equity earnings and charges for retrospective periods for the company's previous investment in Change Healthcare, which was separated from the company during the fourth quarter of fiscal 2020.

Conference Call Details
The company has scheduled a conference call for today, Thursday, May 6th at 4:30 PM ET to discuss the company’s financial results. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•BofA Securities Virtual 2021 Healthcare Conference, May 13, 2021
•Goldman Sachs 42nd Annual Global Healthcare Conference, June 8, 2021
Audio webcasts will be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com. A complete listing of upcoming events for the investment community, including details and updates, will be available on the company’s Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Equity Income from Change Healthcare, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. It is not possible to identify all such risks and uncertainties. The reader should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly update forward-looking statements. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions or intentions may also include forward-looking statements. We encourage investors to read the important risk factors described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit https://www.mckesson.com/.

###

Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Years Ended March 31,
	2021	2020	Change	2021	2020	Change
Revenues	$59,142	$58,535	1%	$238,228	$231,051	3%
Cost of sales	(55,845)	(55,199)	1	(226,080)	(219,028)	3
Gross profit	3,297	3,336	(1)	12,148	12,023	1
Selling, distribution, general, and administrative expenses	(2,224)	(2,403)	(7)	(8,849)	(9,182)	(4)
Claims and litigation charges, net	—	—	NM	(7,936)	(82)	NM
Goodwill impairment charges	—	—	NM	(69)	(2)	NM
Restructuring, impairment, and related charges, net	(63)	(64)	(2)	(334)	(268)	25
Total operating expenses	(2,287)	(2,467)	(7)	(17,188)	(9,534)	80
Operating income (loss)	1,010	869	16	(5,040)	2,489	(302)
Other income, net	71	27	163	223	12	NM
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	370	(100)	—	(1,108)	(100)
Interest expense	(52)	(65)	(20)	(217)	(249)	(13)
Income (loss) from continuing operations before income taxes	1,029	1,201	(14)	(5,034)	1,144	(540)
Income tax benefit (expense)	(316)	(129)	145	695	(18)	NM
Income (loss) from continuing operations	713	1,072	(33)	(4,339)	1,126	(485)
Income (loss) from discontinued operations, net of tax	—	6	(100)	(1)	(6)	(83)
Net income (loss)	713	1,078	(34)	(4,340)	1,120	(488)
Net income attributable to noncontrolling interests	(47)	(57)	(18)	(199)	(220)	(10)
Net income (loss) attributable to McKesson Corporation	$666	$1,021	(35)%	$(4,539)	$900	(604)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted (b)
Continuing operations	$4.15	$5.82	(29)%	$(28.26)	$4.99	(666)%
Discontinued operations	—	0.03	(100)	—	(0.04)	(100)
Total	$4.15	$5.85	(29)%	$(28.26)	$4.95	(671)%

Basic
Continuing operations	$4.19	$5.86	(28)%	$(28.26)	$5.01	(664)%
Discontinued operations	—	0.03	(100)	—	(0.03)	(100)
Total	$4.19	$5.89	(29)%	$(28.26)	$4.98	(667)%

Dividends declared per common share	$0.42	$0.41		$1.67	$1.62

Weighted-average common shares outstanding
Diluted	160.5	174.5	(8)%	160.6	181.6	(12)%
Basic	158.8	173.3	(8)	160.6	180.6	(11)
(a)Certain computations may reflect rounding adjustments.
(b)Net loss per diluted share for the year ended March 31, 2021 is calculated by excluding dilutive securities from the denominator due to their antidilutive effects.
NM Computation not meaningful
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2021 and 2020 as well as our Annual Reports on Form 10-K for fiscal 2021 and 2020.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Years Ended March 31,
	2021	2020	Change	2021	2020	Change
Income (loss) from continuing operations (GAAP)	$713	$1,072	(33)%	$(4,339)	$1,126	(485)%
Net income attributable to noncontrolling interests (GAAP)	(47)	(57)	(18)	(199)	(220)	(10)
Income (loss) from continuing operations attributable to McKesson Corporation (GAAP)	666	1,015	(34)%	(4,538)	906	(601)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	102	183	(44)	423	730	(42)
Transaction-related expenses and adjustments (2) (3) (4)	22	(364)	106	106	303	(65)
LIFO inventory-related adjustments	77	(138)	156	(38)	(252)	(85)
Gains from antitrust legal settlements	(181)	—	NM	(181)	(22)	723
Restructuring, impairment, and related charges, net (5)	63	65	(3)	337	264	28
Claims and litigation charges, net (6) (7) (8)	—	—	NM	7,936	82	NM
Other adjustments, net (9) (10) (11) (12)	—	23	(100)	124	1,351	(91)
Income tax effect on pre-tax adjustments	61	(39)	256	(1,377)	(646)	113
Net income attributable to noncontrolling interests effect on other adjustments, net (11)	—	—	NM	(4)	—	NM
Adjusted Earnings (Non-GAAP)	$810	$745	9%	$2,788	$2,716	3%

Diluted weighted-average common shares outstanding	160.5	174.5	(8)%	162.0	181.6	(11)%

Earnings (loss) per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a) (b)	$4.15	$5.82	(29)%	$(28.26)	$4.99	(666)%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.51	0.79	(35)	2.02	3.06	(34)
Transaction-related expenses and adjustments	0.13	(2.14)	106	0.62	0.98	(37)
LIFO inventory-related adjustments	0.36	(0.58)	162	(0.17)	(1.03)	(83)
Gains from antitrust legal settlements	(0.84)	—	NM	(0.83)	(0.09)	822
Restructuring, impairment, and related charges, net	0.30	0.28	7	1.71	1.16	47
Claims and litigation charges, net	0.45	—	NM	41.22	0.33	NM
Other adjustments, net	(0.01)	0.10	(110)	0.66	5.55	(88)
Adjusted Earnings per Diluted Share (Non-GAAP) (b) (c)	$5.05	$4.27	18%	$17.21	$14.95	15%
(a)Certain computations may reflect rounding adjustments.
(b)We calculate loss per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) for the year ended March 31, 2021 using a weighted average of 160.6 million common shares, which excludes dilutive securities from the denominator due to their antidilutive effect when calculating a net loss per diluted share. We calculate adjusted earnings per diluted share (Non-GAAP) for the year ended March 31, 2021 on a fully diluted basis, using a weighted average of 162.0 million common shares. Because we show the GAAP to Non-GAAP per share reconciling items on a fully diluted basis, any footing differences in those items are due to different weighted average share counts. This methodology results in per share difference of $0.24 for the year ended March 31, 2021.
(c)Adjusted earnings per diluted share on an FX-adjusted basis for the three months and year ended March 31, 2021 was $5.01 and $17.15, respectively, which excludes the foreign currency exchange effect of $0.04 and $0.06, respectively.
NM Computation not meaningful
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP), Adjusted Earnings per Diluted Share (Non-GAAP), and FX-Adjusted (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Years Ended March 31,
	2021	2020	Change	2021	2020	Change
Gross profit (GAAP)	$3,297	$3,336	(1)%	$12,148	$12,023	1%
Pre-tax adjustments:
Transaction-related expenses and adjustments	—	1	(100)	—	1	(100)
LIFO inventory-related adjustments	77	(138)	156	(38)	(252)	(85)
Gains from antitrust legal settlements	(181)	—	NM	(181)	(22)	723
Restructuring, impairment, and related charges, net	—	1	(100)	3	(4)	175
Adjusted Gross Profit (Non-GAAP)	$3,193	$3,200	—%	$11,932	$11,746	2%

Total operating expenses (GAAP)	$(2,287)	$(2,467)	(7)%	$(17,188)	$(9,534)	80%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	101	119	(15)	422	462	(9)
Transaction-related expenses and adjustments (4)	21	15	40	105	372	(72)
Restructuring, impairment, and related charges, net (5)	63	64	(2)	334	268	25
Claims and litigation charges, net (6) (7) (8)	—	—	NM	7,936	82	NM
Other adjustments, net (11) (12)	1	28	(96)	124	55	125
Adjusted Operating Expenses (Non-GAAP)	$(2,101)	$(2,241)	(6)%	$(8,267)	$(8,295)	—%

Other income, net (GAAP)	$71	$27	163%	$223	$12	NM
Pre-tax adjustments:
Amortization of acquisition-related intangibles	1	—	NM	1	1	—
Transaction-related expenses and adjustments	1	—	NM	1	5	(80)
Other adjustments, net (9)	(1)	(6)	(83)	—	127	(100)
Adjusted Other Income (Non-GAAP)	$72	$21	243%	$225	$145	55%

Equity earnings and charges from investment in Change Healthcare Joint Venture (GAAP)	$—	$370	(100)%	$—	$(1,108)	(100)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles (1)	—	64	(100)	—	267	(100)
Transaction-related expenses and adjustments (2) (3)	—	(380)	(100)	—	(75)	(100)
Other adjustments, net (10)	—	1	(100)	—	1,169	(100)
Adjusted Equity Income from Change Healthcare (Non-GAAP)	$—	$55	(100)%	$—	$253	(100)%

Income tax benefit (expense) (GAAP)	$(316)	$(129)	145%	$695	$(18)	NM
Tax adjustments:
Amortization of acquisition-related intangibles	(20)	(45)	(56)	(95)	(175)	(46)
Transaction-related expenses and adjustments	(1)	(8)	(88)	(6)	(125)	(95)
LIFO inventory-related adjustments	(20)	37	(154)	10	66	(85)
Gains from antitrust legal settlements	47	—	NM	47	6	683
Restructuring, impairment, and related charges, net	(16)	(16)	—	(60)	(52)	15
Claims and litigation charges, net	72	—	NM	(1,259)	(21)	NM
Other adjustments, net	(1)	(7)	(86)	(14)	(345)	(96)
Adjusted Income Tax Expense (Non-GAAP)	$(255)	$(168)	52%	$(682)	$(664)	3%
NM Computation not meaningful

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Equity Income from Change Healthcare (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$47,042	$—	$47,042	$45,845	$—	$45,845	$—	$47,042	$—	$47,042	3%		3%		3%		3%
International	8,600	—	8,600	9,749	—	9,749	(651)	7,949	(651)	7,949	(12)		(12)		(18)		(18)
Medical-Surgical Solutions	2,711	—	2,711	2,205	—	2,205	—	2,711	—	2,711	23		23		23		23
Prescription Technology Solutions	789	—	789	736	—	736	—	789	—	789	7		7		7		7
Revenues	$59,142	$—	$59,142	$58,535	$—	$58,535	$(651)	$58,491	$(651)	$58,491	1%		1%		—%		—%

OPERATING PROFIT (5)
U.S. Pharmaceutical	$892	$(79)	$813	$851	$(94)	$757	$—	$892	$—	$813	5%		7%		5%		7%
International	76	62	138	68	69	137	(9)	67	(12)	126	12		1		(1)		(8)
Medical-Surgical Solutions	171	21	192	121	49	170	—	171	—	192	41		13		41		13
Prescription Technology Solutions	125	21	146	116	16	132	—	125	—	146	8		11		8		11
Other (a) (1) (3)	—	—	—	370	(315)	55	—	—	—	—	(100)		(100)		(100)		(100)
Subtotal	1,264	25	1,289	1,526	(275)	1,251	(9)	1,255	(12)	1,277	(17)		3		(18)		2
Corporate expenses, net (6)	(183)	58	(125)	(260)	44	(216)	1	(182)	1	(124)	(30)		(42)		(30)		(43)
Income from continuing operations before interest expense and income taxes	$1,081	$83	$1,164	$1,266	$(231)	$1,035	$(8)	$1,073	$(11)	$1,153	(15)%		12%		(15)%		11%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.90%		1.73%	1.86%		1.65%		1.90%		1.73%	4	bp	8	bp	4	bp	8	bp
International	0.88		1.60	0.70		1.41		0.84		1.59	18		19		14		18
Medical-Surgical Solutions	6.31		7.08	5.49		7.71		6.31		7.08	82		(63)		82		(63)
Prescription Technology Solutions	15.84		18.50	15.76		17.93		15.84		18.50	8		57		8		57
(a)Operating profit (loss) for Other for the three months ended March 31, 2020 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment
Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Years Ended March 31,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$189,274	$—	$189,274	$181,700	$—	$181,700	$—	$189,274	$—	$189,274	4%	4%	4%	4%
International	35,965	—	35,965	38,341	—	38,341	(1,068)	34,897	(1,068)	34,897	(6)	(6)	(9)	(9)
Medical-Surgical Solutions	10,099	—	10,099	8,305	—	8,305	—	10,099	—	10,099	22	22	22	22
Prescription Technology Solutions	2,890	—	2,890	2,705	—	2,705	—	2,890	—	2,890	7	7	7	7
Revenues	$238,228	$—	$238,228	$231,051	$—	$231,051	$(1,068)	$237,160	$(1,068)	$237,160	3%	3%	3%	3%

OPERATING PROFIT (LOSS) (5)
U.S. Pharmaceutical (12)	$2,763	$(46)	$2,717	$2,745	$(117)	$2,628	$—	$2,763	$—	$2,717	1%	3%	1%	3%
International (4) (11)	(37)	522	485	(161)	622	461	(5)	(42)	(19)	466	(77)	5	(74)	1
Medical-Surgical Solutions	707	98	805	499	180	679	—	707	—	805	42	19	42	19
Prescription Technology Solutions	395	72	467	396	72	468	—	395	—	467	—	—	—	—
Other (a) (1) (2) (3) (10)	—	—	—	(1,113)	1,366	253	—	—	—	—	(100)	(100)	(100)	(100)
Subtotal	3,828	646	4,474	2,366	2,123	4,489	(5)	3,823	(19)	4,455	62	—	62	(1)
Corporate expenses, net (6) (7) (8) (9)	(8,645)	8,061	(584)	(973)	333	(640)	1	(8,644)	1	(583)	788	(9)	788	(9)
Income (loss) from continuing operations before interest expense and income taxes	$(4,817)	$8,707	$3,890	$1,393	$2,456	$3,849	$(4)	$(4,821)	$(18)	$3,872	(446)%	1%	(446)%	1%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.46%		1.44%	1.51%		1.45%		1.46%		1.44%	(5) bp	(1) bp	(5) bp	(1) bp
International	(0.10)		1.35	(0.42)		1.20		(0.12)		1.34	32	15	30	14
Medical-Surgical Solutions	7.00		7.97	6.01		8.18		7.00		7.97	99	(21)	99	(21)
Prescription Technology Solutions	13.67		16.16	14.64		17.30		13.67		16.16	(97)	(114)	(97)	(114)
(a)Operating profit (loss) for Other for the year ended March 31, 2020 includes equity earnings and charges from investment in Change Healthcare Joint Venture. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.
Refer to the section entitled "Financial Statement Notes" of this release.

For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment
Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$6,278	$4,015
Receivables, net	19,181	19,950
Inventories, net	19,246	16,734
Assets held for sale	12	906
Prepaid expenses and other	665	617
Total current assets	45,382	42,222
Property, plant, and equipment, net	2,581	2,365
Operating lease right-of-use assets	2,100	1,886
Goodwill	9,493	9,360
Intangible assets, net	2,878	3,156
Other non-current assets	2,581	2,258
Total assets	$65,015	$61,247

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY
Current liabilities
Drafts and accounts payable	$38,975	$37,195
Current portion of long-term debt	742	1,052
Current portion of operating lease liabilities	390	354
Liabilities held for sale	9	683
Other accrued liabilities	3,987	3,340
Total current liabilities	44,103	42,624
Long-term debt	6,406	6,335
Long-term deferred tax liabilities	1,411	2,255
Long-term operating lease liabilities	1,867	1,660
Long-term litigation liabilities	8,067	—
Other non-current liabilities	1,715	1,662
Redeemable noncontrolling interests	1,271	1,402
McKesson Corporation stockholders’ equity (deficit)
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 273 and 272 shares issued at March 31, 2021 and 2020, respectively	2	2
Additional paid-in capital	6,925	6,663
Retained earnings	8,202	13,022
Accumulated other comprehensive loss	(1,480)	(1,703)
Other	—	—
Treasury shares, at cost, 115 and 110 shares at March 31, 2021 and 2020, respectively	(13,670)	(12,892)
Total McKesson Corporation stockholders’ equity (deficit)	(21)	5,092
Noncontrolling interests	196	217
Total equity	175	5,309
Total liabilities, redeemable noncontrolling interests, and equity	$65,015	$61,247

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Years Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$(4,340)	$1,120
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	321	321
Amortization	566	601
Goodwill and other asset impairment charges	242	139
Equity earnings and charges from investment in Change Healthcare Joint Venture	—	1,084
Deferred taxes	(908)	(342)
Credits associated with last-in, first-out inventory method	(38)	(252)
Non-cash operating lease expense	334	366
(Gain) loss from sales of businesses and investments	(9)	33
Other non-cash items	188	615
Changes in assets and liabilities, net of acquisitions:
Receivables	1,145	(2,494)
Inventories	(2,276)	(376)
Drafts and accounts payable	1,267	3,952
Operating lease liabilities	(362)	(377)
Taxes	(166)	(8)
Litigation liabilities	8,067	—
Other	511	(8)
Net cash provided by operating activities	4,542	4,374

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(451)	(362)
Capitalized software expenditures	(190)	(144)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(35)	(133)
Proceeds from sales of businesses and investments, net	400	37
Other	(139)	23
Net cash used in investing activities	(415)	(579)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	6,323	21,437
Repayments of short-term borrowings	(6,323)	(21,437)
Proceeds from issuances of long-term debt	500	—
Repayments of long-term debt	(1,040)	(298)
Common stock transactions:
Issuances	92	113
Share repurchases, including shares surrendered for tax withholding	(770)	(1,954)
Dividends paid	(276)	(294)
Other	(199)	(301)
Net cash used in financing activities	(1,693)	(2,734)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(61)	(19)
Net increase in cash, cash equivalents, and restricted cash	2,373	1,042
Cash, cash equivalents, and restricted cash at beginning of year	4,023	2,981
Cash, cash equivalents, and restricted cash at end of year	6,396	4,023
Less: Restricted cash at end of year included in Prepaid expenses and other	(118)	(8)
Cash and cash equivalents at end of year	$6,278	$4,015

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Years Ended March 31,
	2021	2020	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$4,542	$4,374	4%
Net cash used in investing activities	(415)	(579)	(28)
Net cash used in financing activities	(1,693)	(2,734)	(38)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(61)	(19)	221
Net increase in cash, cash equivalents, and restricted cash	$2,373	$1,042	128%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$4,542	$4,374	4%
Payments for property, plant, and equipment	(451)	(362)	25
Capitalized software expenditures	(190)	(144)	32
Free Cash Flow (Non-GAAP)	$3,901	$3,868	1%

For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Amortization of acquisition-related intangibles includes our proportionate share of loss from investment in Change Healthcare Joint Venture within Other. Such amount includes the amortization of equity investment intangibles and other acquired intangibles of $64 million for the three months ended March 31, 2020 and $267 million for the year ended March 31, 2020. These charges are included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the year ended March 31, 2020 includes a pre-tax charge of $246 million ($184 million after-tax) within Other, representing the difference between our proportionate share of the IPO proceeds and the dilution effect on our investment in Change Healthcare Joint Venture carrying value. This charge is included under "equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three months and year ended March 31, 2020 includes an estimated gain of $414 million (pre-tax and after-tax) within Other recognized upon the separation of our investment in Change Healthcare LLC ("Change Healthcare"). The separation was completed on March 10, 2020 and involved a series of transactions, including an exchange offer to split-off our wholly-owned subsidiary PF2 SpinCo, Inc. ("SpinCo") which held all of McKesson's interest in Change Healthcare and a merger of SpinCo with and into Change Healthcare, Inc. ("Change"). McKesson no longer holds an interest in any securities of Change Healthcare or Change following the transactions. After the separation, Change Healthcare is required under an agreement to pay McKesson 85% of the net cash tax savings realized, or so deemed, from the depreciation or amortization allocated to Change by McKesson. The receipt of any payments from this agreement is dependent upon Change benefiting from this depreciation or amortization in future tax return filings, which creates uncertainty such that McKesson accounts for the agreement as a gain contingency. This estimated gain is included under "Equity earnings and charges from investment in Change Healthcare Joint Venture" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Transaction-related expenses and adjustments for the years ended March 31, 2021 and 2020 includes charges of $58 million (pre-tax and after-tax) and $275 million (pre-tax and after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to the contribution of the majority of our German pharmaceutical wholesale business to create a joint venture in which McKesson has a non-controlling interest within our International segment. On November 2, 2020, McKesson announced the completion of the creation of the joint venture. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Restructuring, impairment, and related charges, net for the three months and year ended March 31, 2021 includes pre-tax charges of $63 million ($47 million after-tax) and $334 million ($275 million after-tax), primarily for our Europe and Canada businesses as well as Corporate expenses, net. The three months and year ended March 31, 2020 includes charges of $64 million ($48 million after-tax) and $268 million ($215 million after-tax), primarily for our Canada and Europe businesses as well as Corporate expenses, net. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the three months ended March 31, 2020, and the years ended March 31, 2021 and 2020 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Claims and litigation charges, net for the year ended March 31, 2021 includes a pre-tax charge of $8.1 billion ($6.8 billion after-tax) related to our estimated liability for opioid-related claims of states, their political subdivisions, and other government entities, within Corporate expenses, net. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 2
FINANCIAL STATEMENT NOTES (continued)

(7)Claims and litigation charges, net for the year ended March 31, 2021 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. In financial reporting periods prior to the three months ended December 31, 2020, this gain was included under other adjustments, net.

(8)Claims and litigation charges, net for the year ended March 31, 2020 includes a pre-tax charge of $82 million ($61 million after-tax) recorded in connection with an agreement to settle all opioids related claims filed by two Ohio counties within Corporate expenses, net. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. In financial reporting periods prior to the three months ended December 31, 2020, this charge was included under other adjustments, net.

(9)Other adjustments, net for the year ended March 31,2020 includes pre-tax charges of $122 million ($90 million after-tax) representing settlement charges related to our frozen U.S. defined benefit pension plan, within Corporate expenses, net. This charge is included under "other income (expense), net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the year ended March 31, 2020 includes a pre-tax charge of $1.2 billion ($864 million after-tax) representing an other-than-temporary impairment of McKesson’s investment in Change Healthcare Joint Venture within Other. This charge is included under “equity earnings and charges from investment in Change Healthcare Joint Venture” in the reconciliation of McKesson’s GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Other adjustments, net for the year ended March 31, 2021 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(12)Other adjustments, net for the year ended March 31, 2021 includes a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. To the extent that further court decisions do not strike down the law, we will face liability under the OSA and we believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income, net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Equity Income from Change Healthcare (Non-GAAP): We define Adjusted Equity Income from Change Healthcare as GAAP equity earnings and charges from investment in Change Healthcare Joint Venture, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments. We completed the separation from our investment in Change Healthcare Joint Venture during the fourth quarter of fiscal 2020.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding. Adjusted Earnings per Diluted Share was not previously adjusted for the effect of potentially dilutive securities issued by the Change Healthcare Joint Venture.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

Additionally, the Company's investment in Change Healthcare Joint Venture's financial results are adjusted for the above noted items, except for the effect of potentially dilutive securities issued by the joint venture on our adjusted results per diluted share.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.